Date of Purchase
Fund Name
SSC Fund Code
Money Manager
CUSIP
Issuer
Broker
Underwriter(s)
Affiliated Underwriter in the
Syndicate
Amount of Purchase ($)
Amount of Offering ($)
Purchase Price Net of Fees and
Expenses
Offering Price at Close of First
Business Day
Commission, Spread or Profit
4/11/2011
Russell Tax-Managed U.S. Large Cap Fund
CHF1
J.P. Morgan Investment Management Inc.
69351T10
PPL Corporaton
Credit Suisse Securities
BofA Merrill Lynch, Barclays Capital,
Morgan Stanley, Credit Suisse, Wells
Fargo Securities, BNP Paribas, Credit
Agricole CIB, J.P. Morgan, Mizuho
Securities, 3C Capital Markets, Scotia
Capital, BNY Mellon Capital Markets, LLC,
Deutsche Bank Securities, KeyBanc Capital
markets Piper Jaffray, RBS, Citi, Goldman
Sachs & Co., Mitsubishi UFJ Securities, PNC
Capital Markets LLC, Santander, SunTrust
Robinson Humphrey, The Williams Capital
Group, L.P.
J.P. Morgan Securities, Inc.
$131,560
$2,024,000,000
$25.300
$25.690
5/26/2011
Russell Tax-Managed U.S. Large Cap Fund
CHF1
J.P. Morgan Investment Management Inc.
G3727Q10
Freescale Semiconductor Holdings I, Ltd
Deutsche Bank Securities
Citi, Barclays Capital, Credit Suisse,
Deutsche Bank Securities, J.P. Morgan,
Goldman, Sachs & Co., RBC Capital markets,
UBS Investment Bank, Sanford C. Bernstein,
Gleacher & Company, Oppenheimer & Co.,
Pacific
Crest Securities, Piper Jaffray
J.P. Morgan Securities, Inc.
$77,400
$783,000,000
$18.000
$18.330
0.810%
5/25/2011
U.S. Core Equity Fund
CH0J
Lazard Asset Management LLC
26874784
American International Group
Goldman Sachs and Co.
BofA Merrill Lynch, Deutsche Bank
Securities, Goldman, Sachs & Co, J.P.
Morgan, Barclays Capital, Citi, Credit
Suisse, Macquarie Capital, Morgan
Stanley, UBS Investment Bank, Wells
Fargo Securities, BNP Paribas, ICBC
International Securities Limited,
Nomura, RBC Capital Markets, RBS, SMBC
Nikko, Standard Chartered, The Williams
Capital Group, L.P., CastleOak Securities
, L.P., Credit Agricole CIB, Dowling &
Partners Securities, LLC, Drexel Hamilton,
LLC, E*Trade Securities, GC Securities,
HSBC, ING,Lazard Capital Markets, Loop
Capital Markets, Mizuho Securities, M.R.
Beal & Company, Natixis, Piper Jaffray,
PNC Capital Markets, LLC, Ramirez & Col,
Inc., Sandler O'Neill+Partners, L.P.,
Sanford C Bernstein, Santander, Scotia
Capital, Siebert Capital Markets, Societe
Generale, UniCredit Capital Markets, Willis
Capital Markets & Advisory, Aladdin Capital
LLC., Blaylock Robert Van, LLC, BNY Mellon
Capital Markets, LLC, Cabrera Capital Markets
LLC, C.L.King & Associates, Gardner Rick, LLC,
Great Pacific Securities, Kaufman Bros., L.P.,
Lebenthal & Co., LLC., MFR Securities, Inc.,
Mischler Financial Group, Inc., M. Ramsey King
Securities, Inc., SL Hae Capital, Inc., Stifel
Nicolaus Weisel, Wm Smith & Co.
Lazard Capital Markets
$300,000,000
$8,700,000,000
$29.000
$29.400
0.140%
4/13/2011
Russell Strategic Bond Fund
CH78
Goldman Sachs Asset Management, L.P.
01317AV3
ALCOA, Inc.
JP Morgan Securities
Citigroup Global Markets, Inc., Credit Suisse,
JP Morgan Securities, Morgan Stanley, RBS
Securities Corp, Merrill Lynch, Pierce,
Fenner & Smith, Inc., Barlays Capital, Inc.,
BNP Paribas Securities Corp., Deutsche Bank
Securities Inc., Mitsubishi UFJ Securities
(USA), Inc., ANZ Securities, Inc, Banco Bilbao
Vizcaya Argentaris, S.A., BMO Capital Markets
Corp., BNY Mellon Capital markets, LLC.,
Goldman, Sachs, & Co., UBS Securities LLC.,
Commerz Markets LLX, Banca IMI S.p.A., SMBC
Nikko Capital Markets Limited, SG Americas
Securities, LLC, U.S. Bancorp Investments,
Inc., The Williams Capital Group,L.P.
Goldman Sachs & Co.
$1,875,000
$1,250,000,000
$99.848
$99.848
0.450%
4/26/2011
Russell Strategic Bond Fund
CH78
Goldman Sachs Asset Management, L.P.
00206RAW2
AT&T Inc.
BOA Securities
Bank of America Merrill Lynch, Citigroup
Global Markets Inc., Goldman Sachs & Co.,
Wells Fargo & Co., Aladdin Capital LLC,
Banca IMI, Mizuho Securities USA Inc, Samuel
A Ramirez & Co, Williams Capital Group LP
Goldman Sachs & Co.
$3,275,000
$1,750,000,000
$99.818
$99.818
0.350%
4/14/2011
Russell Strategic Bond Fund
CH78
Goldman Sachs Asset Management, L.P.
80282KAA4
Santander Holdings USA
JP Morgan Securities
Goldman, Sachs & Co., Barclays Capital
Inc., Santander Investment Securities
Inc.
Goldman Sachs & Co.
$1,460,000
$500,000,000
$99.559
$99.559
0.300%
4/4/2011
Russell Strategic Bond Fund
CH78
Goldman Sachs Asset Management, L.P.
25156PAP8
Deutsche Telekom Int Fin
Credit Suisse Securities
Citigroup Global Markets Inc, Credit
Suisse, Goldman Sachs & Co, Bank of
Tokyo-Mitsubishi UFJ Ltd, Bank of
America Merrill Lynch, Commerzbank
AG, JP Morgan Securities,
Societe Generale
Goldman Sachs & Co.
$4,575,000
$1,250,000,000
$99.899
$99.899
0.250%
6/1/2011
Russell Strategic Bond Fund
CH78
Goldman Sachs Asset Management, L.P.
449786AM4
ING Bank
Deutsche Bank Securities
Deutsche Bank Securities, Inc. Goldman
Sachs & Co., ING Bank NV/United States,
Morgan Stanley
Goldman Sachs & Co.
$4,500,000
$500,000,000
$99.850
$99.850
0.250%
7/14/2011
Russell Tax-Managed U.S. Large Cap Fund
CHF1
J.P. Morgan Investment Management Inc.
14040H10
Capital One Financial Corporation
Barclays Bank PLC
Barclays Capital, Morgan Stanley, BofA
Merrill Lynch, J.P. Morgan, Keefe
Bruyette & Woods
J.P. Morgan Securities, Inc.
$360,000
$2,000,000,000
$50.000
$48.750
1.500%
9/13/2011
Russell Strategic Bond Fund
CH78
Goldman Sachs Asset Management, L.P.
428236BP7
HEWLETT-PACKARD CO
Barclays Capital Inc.
Barclays Capital Inc;Citigroup Global
Markets Inc;Credit Suisse Securities USA
LLC;HSBC Securities;Merrill Lynch Pierce
Fenner & Smith;Morgan Stanley & Co Inc;UBS
Securities LLC;
BNP Paribas Securities Corp
;Deutsche Bank Securities Inc;Goldman
Sachs & Co;Mitsubishi UFJ Securities USA
Inc;RBS Securities Inc;Santander Investment
 Securities Inc;SG Americas Securities LLC;
US Bancorp Investments Inc;Wells Fargo
Securities LLC

Goldman Sachs & Co.
$2,850,000
$1,300,000,000
$99.784
$0.998
0.350%








0.759%